Exhibit F, Schedule 3 (a)

  Issues of long term loans dated of 01.01.2004-12.31.2004 without intercompany loans between companies belonging to the same Market Unit

         The following transactions were authorized by Commission order dated June 14, 2002 (HCAR No. 27539).

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
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Contract   Date of     Company         Counterparty       Form of     Currency  amount/     CCY/USD    amount/   Nominal  Maturity
  No      contract                                      transaction            currency                  USD      Rate      Date
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
  8,975   1/6/2004  LG&E Energy LLC   Trust Ops Incom. LOAN/DEPO-FIX    USD   -50,000,000         1  -50,000,000    3.98   1/6/2009
                                      Wire/Fidelia
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  8,974  1/15/2004  Louisville Gas    Trust Ops Incom. LOAN/DEPO-FIX    USD   -25,000,000         1  -25,000,000    4.33  1/15/2012
                    and Electric      Wire/Fidelia
                    Company
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  8,976  1/15/2004  Kentucky          Trust Ops Incom. LOAN/DEPO-FIX    USD   -50,000,000         1  -50,000,000    4.39  1/15/2012
                    Utilities Corp.   Wire/Fidelia
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 84,574  4/30/2004  LG&E Energy LLC   Trust Ops Incom. LOAN/DEPO-FIX    USD  -150,000,000         1 -150,000,000    4.64  4/30/2010
                                      Wire/Fidelia
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160,151 10/27/2004  LG&E Energy LLC   E.ON North       LOAN/DEPO-FIX    USD   -50,000,000         1  -50,000,000    4.63 10/27/2014
                                      America, Inc.
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183,664 12/16/2004  LG&E Energy LLC   Trust Ops        LOAN/DEPO-FIX    USD   -75,000,000         1  -75,000,000    4.07 12/21/2009
                                      Incom. Wire/
                                      Fidelia
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 172964 10/18/2004  Kentucky          WACHOVIA BANK,   KU-10.04/34FRN   USD   -50,000,000         1  -50,000,000   0.04%  1/10/2034
                    Utilities Corp.   NA
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  9,664  3/19/2004  MIRA              DB AG, FILIALE   LOAN/DEPO-FIX    EUR     5,700,000   0.73508    7,754,280     1.6   4/2/2004
                    Grundstucks-      LUXEMBOURG
                    gesellschaft
                    mbH & Co KG
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183,442 12/15/2004  Viterra AG        THIRD PARTIES    LOAN/DEPO-FIX    EUR  -265,000,000   0.73508 -360,506,000    3.88 10/15/2011
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184,398 12/20/2004  Viterra AG        THIRD PARTIES    LOAN/DEPO-FIX    EUR  -367,444,500   0.73508 -499,871,498     4.5 11/15/2009
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  9,452  3/17/2004  E.ON AG           HONG KONG AND    US-05.02/07      USD  -143,000,000         1 -143,000,000   4.375  5/15/2007
                                      SHANGHAI         -4.375
                                      BANKING
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  9,701  3/19/2004  E.ON AG           JPMORGAN CHASE   GB-02.96/21-8.0  GBP   -12,500,000   0.52102  -23,991,253       8   6/7/2021
                                      BANK, N.A.
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  9,703  3/19/2004  E.ON AG           JPMORGAN CHASE   GB-02.96/21-8.0  GBP   -62,500,000   0.52102 -119,956,264       8   6/7/2021
                                      BANK, N.A.
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  9,705  3/19/2004  E.ON AG           DEUTSCHE BANK    GB-09.95/06-7.5  GBP  -112,500,000   0.52102 -215,921,275     7.5  12/7/2006
                                      AG, FRANKFURT
                                      AM MAIN
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  9,707  3/19/2004  E.ON AG           HONG KONG AND    GB-01.97/07-7.25 GBP   -40,000,000   0.52102  -76,772,009    7.25  12/7/2007
                                      SHANGHAI
                                      BANKING
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  9,709  3/19/2004  E.ON AG           JPMORGAN CHASE   GB-01.97/07-7.25 GBP   -42,500,000   0.52102  -81,570,260    7.25  12/7/2007
                                      BANK, N.A.
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 85,655  6/21/2004  Owner of CMM-TOP  D-GAS B.V.       LOAN/DEPO-FIX    EUR   -78,000,000   0.73508 -106,111,200     4.6  6/23/2016
                    Portfolio for
                    CMM integration
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144,660  6/15/2004  Owner of CMM-TOP  Uranit UK Ltd    LOAN/DEPO-FLOAT  EUR   -25,000,000   0.73508  -34,010,000  2.0773 12/31/2005
                    Portfolio for
                    CMMintegration
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Degussa:
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  11295  6/15/2004  Degussa Brasil    WELABRSPO/       LOAN/DEPO-FIX    BRL    25,000,000  4.896896    5,105,275
                    Ltda.
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   4009  1/16/2004  Degussa Flavors   YYAGEN.RHO.      LOAN/DEPO-FIX    EUR        75,257    1.3604      102,380
                    and Fruit Systems MED. CORS.
                    France
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   5941  3/31/2004  Degussa Texturant Third Parties    LOAN/DEPO-FIX    EUR        77,966    1.3604      106,064
                    Systems France
                    SAS
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  14735   1/1/2004  Degussa Texturant YYNATNED         LOAN/DEPO-FIX    EUR       390,249    1.3604      530,894
                    Systems Benelux
                    B.V.
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  27804 11/15/2004  Degussa-Company   BYLADEM/         LOAN/DEPO-FIX    EUR     1,000,000    1.3604    1,360,400
                    (8745)
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  27805  8/20/2004  Degussa-Company   HSBCGBLON/       LOAN/DEPO-FIX    EUR     1,790,000    1.3604    2,435,116
                    (8744)
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

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Contract   Date of     Company         Counterparty       Form of     Currency  amount/     CCY/USD    amount/   Nominal  Maturity
  No      contract                                      transaction            currency                  USD      Rate      Date
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   4228  1/31/2004  Degussa Health    BNPAPHMA/        LOAN/DEPO-FIX    USD      244,565     1.3604      332,707
                    and Nutrition
                    Holding Fra
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






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   Exchange rates as per 30.12.2004
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            EUR/USD 1.36040
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